Exhibit (h)(1)

DISTRIBUTOR AGREEMENT

[Date]

Dividend Capital Securities LLC

518 17th Street, 17th Floor

Denver, CO 80202

As described in more detail below, on May 30, 2007, Dividend Capital Global Real Estate Fund of Funds, L.P., a Delaware limited partnership (the “Partnership”), filed a Registration Statement on Form N-2, Registration Nos. 333-14336 and 811-22074, with the SEC for an offering (the “Offering”) of             units of limited partner interests (the “Units” ) that will be issued and sold to the public at the public offering price per Unit set forth in the Prospectus (as defined herein). Black Creek FOF Advisor LLC, a Delaware limited liability company, is the investment adviser to the Partnership (the “Adviser”).

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Partnership and Adviser hereby agrees with Dividend Capital Securities LLC (the “Distributor”) as follows:

1. Representations and Warranties of the Partnership: The Partnership represents and warrants to the Distributor and each selling agent (the “Selling Agents”) with whom the Distributor has entered into or will enter into a Selling Agent Agreement in the form attached to this Agreement as Exhibit A that:

a. A registration statement with respect to the Units has been prepared by the Partnership in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the applicable rules and regulations (the “1933 Act Rules”) of the SEC promulgated thereunder, the Investment Company Act of 1940 (the “1940 Act”), and the applicable rules and regulations of the SEC promulgated thereunder (the “1940 Act Rules”). Said registration statement, which includes a preliminary prospectus, was initially filed with the SEC on May 30, 2007. Copies of such registration statement and each amendment thereto have been or will be delivered to the Distributor. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Prospectus filed by the Partnership pursuant to Rule 497 under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the Prospectus filed pursuant to Rule 497.)

b. The Partnership has been duly and validly organized and formed as a limited partnership under the laws of the State of Delaware, with all requisite power and authority to conduct its business as described in the Prospectus.

c. The Registration Statement and Prospectus comply with the Securities Act, the 1933 Act Rules, the 1940 Act and the 1940 Act Rules and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1(c) will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Distributor or any of the Selling Agents and are based upon information furnished by the Distributor in writing to the Partnership specifically for inclusion therein.

d. The Partnership intends to use the funds received from the sale of the Units as set forth in the Prospectus.

e. This Agreement has been duly authorized, executed and delivered by the Partnership, and assuming due authorization, execution and delivery of this Agreement by the Distributor, will constitute a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

f. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Partnership of this Agreement or the issuance and sale by the Partnership of the Units, except such as may be required under the Securities Act, the 1940 Act or applicable state securities laws.

g. There are no actions, suits or proceedings pending or, to the knowledge of the Partnership, threatened against the Partnership at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business or property of the Partnership

h. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Partnership will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Partnership is a party or by which it may be bound, or to which any of the property or assets of the Partnership is subject or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Partnership or any of its assets, properties or operations, except in the case of clause (ii) and (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Partnership.

i. The Partnership has all necessary partnership power and authority to enter into this Agreement and to perform the transactions contemplated hereby.

j. At the time of the issuance of the Units, the Units will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2. Covenants of the Partnership. The Partnership covenants and agrees with the Distributor that:

a. It will, at no expense to the Distributor, furnish the Distributor with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Distributor may reasonably request. It will similarly furnish to the Distributor and others designated by the Distributor as many copies of the following documents as the Distributor may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Partnership and all appropriate regulatory agencies).

b. It will furnish such proper information and execute and file such documents as may be necessary for the Partnership to qualify the Units for offer and sale under the securities laws of such jurisdictions as the Distributor may reasonably designate and will file and make in each year such statements and reports as may be required. The Partnership will furnish to the Distributor a copy of such papers filed by the Partnership in connection with any such qualification.

c. It will: (a) use its commercially reasonable best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement to the Registration Statement or Prospectus to the Distributor; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its commercially reasonable best efforts to obtain the lifting of such order at the earliest possible time.

d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Partnership or the Distributor, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Partnership will promptly notify the Distributor thereof (unless the information shall have been received from the Distributor) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Partnership will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3. Representations and Warranties of the Adviser. The Adviser represents and warrants to the Distributor that:

a. The Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b. This Agreement has been duly authorized, executed and delivered by the Adviser, and assuming due authorization, execution and delivery of this Agreement by the Distributor, will constitute a valid and legally binding agreement of the Adviser enforceable against the Adviser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

c. There are no actions, suits or proceedings pending or, to the knowledge of the Adviser, threatened against the Adviser at law or in equity or before or by any Federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business or property of the Adviser and its subsidiaries, taken as a whole.

4. Representations and Warranties of the Distributor. The Distributor represents and warrants to the Partnership that:

a. The Distributor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b. This Agreement has been duly authorized, executed and delivered by the Distributor, and assuming due authorization, execution and delivery of this Agreement by the Partnership, will constitute a valid and legally binding agreement of the Distributor enforceable against the Distributor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

c. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Distributor will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Distributor is a party or by which it may be bound, or to which any of the property or assets of the Distributor is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Distributor or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Distributor.

d. The Distributor is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a broker-dealer duly registered as such in the State of Colorado, a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a broker or dealer duly registered as such in those states where the Distributor is required to be registered in order to carry out the Offering. Moreover, the Distributor’s employees and representatives have all required licenses and registrations to act under this Agreement.

e. The information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Partnership by the Distributor in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5. Obligations and Compensation of Distributor.

a. The Partnership hereby appoints the Distributor as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Units set forth in the Prospectus through Selling Agents, all of whom shall be members of FINRA. The Distributor may not sell Units for cash directly to its own clients and customers except to institutional investors approved by the Partnership at the public offering price and subject to the terms and conditions stated in the Prospectus. The Distributor hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions.

b. Promptly after the effective date of the Registration Statement, the Distributor and the Selling Agents shall commence the offering of the Units for cash to the public in jurisdictions in which the Units are registered or qualified for sale or in which such offering is otherwise permitted. The Distributor and the Selling Agents will suspend or terminate offering of the Units upon request of the Partnership at any time and will resume offering the Units upon subsequent request of the Partnership.

c. The Distributor and all Selling Agents will offer and sell the Units at the Partnership’s net asset value price per Unit set forth in the Prospectus plus sales charges (the “Offering Price”) payable in cash.

d. Except as provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Distributor, the Partnership agrees that it will pay to the Distributor a sales commission in the amount of 4.0% of the Offering Price of the Units sold and the Distributor will pay a sales commission to the Selling Agents of 3% of the Offering Price of the Units sold.

In addition, the Adviser or an affiliate of the Adviser may pay compensation (out of their own funds and not as an expense of the Partnership) to the Distributor, which may be reallowed to Selling Agents, up to an amount equal to 0.50% of the Offering Price of the Units sold through the Distributor or the Selling Agent on an annual basis for the life of the Partnership (up to seven years).

The Partnership and Adviser will not be liable or responsible to any Selling Agent for direct payment of commissions to such Selling Agent, it being the sole and exclusive responsibility of the Distributor for payment of commissions to Selling Agents.

In addition, as set forth in the Prospectus, the General Partner may reimburse the Distributor and the Selling Agents for other reasonable out-of-pocket expenses related to the distribution of the Units.

6. Indemnification.

a. The Partnership will indemnify and hold harmless the Selling Agents and the Distributor, their officers and directors and each person, if any, who controls such Selling Agent or the Distributor within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Selling Agents or the Distributor, their officers and directors, or such controlling person may become subject, under the

Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any blue sky application or other document executed by the Partnership or on its behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction or based upon written information furnished by the Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Selling Agent or the Distributor, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Selling Agent or the Distributor, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership or the Distributor by or on behalf of any Selling Agent or the Distributor specifically for use with reference to such Selling Agent or the Distributor in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Partnership will not be liable in any such case if it is determined that such Selling Agent or the Distributor was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Partnership may not indemnify or hold harmless the Distributor, any Selling Agent or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

b. The Distributor will indemnify and hold harmless the Partnership, each officer and director of the Partnership, and each person or firm which has signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Distributor specifically for use with reference to the Distributor in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by the Distributor and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

c. Each Selling Agent severally will indemnify and hold harmless the Partnership, the Distributor and each of their directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Partnership or the Distributor within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Partnership, the Distributor, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership or the Distributor by or on behalf of such Selling Agent specifically for use with reference to such Selling Agent in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the

Units by such Selling Agent or Selling Agent’s representatives or agents in violation of Section VII of the Selling Agent Agreement or otherwise and will reimburse the Partnership and the Distributor and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Selling Agent may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 6 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph (e) of this Section 6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Selling Agent, or any person controlling any Selling Agent or by or on behalf of the Partnership, the Distributor or any officer or director thereof, or by or on behalf of any person controlling the Partnership or the Distributor, (b) delivery of any Units and payment therefor, and (c) any termination of this Agreement. A successor of any Selling Agent or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

7. Arbitration. Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current rules of the American Arbitration Association (“AAA”). Any matter to be settled by arbitration shall be submitted to the AAA in Denver, Colorado and the parties agree to abide by all awards rendered in such proceedings. The parties shall attempt to designate one arbitrator from the AAA, but if they are unable to do so, then the AAA shall designate an arbitrator. Any arbitrator selected by the parties or the AAA shall be a qualified Person with no less than ten (10) years of experience as a business appraiser and who has experience with complex real estate disputes. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. All awards may be filed with the clerk of one or more courts, state or federal having jurisdiction over the party against whom such award is rendered or his or her property, as a basis of judgment and of the issuance of execution for its collection.

8. Survival of Provisions. The respective agreements, representations and warranties of the Partnership, the Adviser and the Distributor set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Partnership, the Adviser, or the Distributor or any person controlling the Partnership, the Adviser, or the Distributor, and (c) the acceptance of any payment for the Units.

9. Notice. All notices will be in writing and will be duly given to the Distributor when mailed to Dividend Capital Securities LLC, 518 17th Street, 17th Floor, Denver, Colorado 80202, Attn: Charles Murray, and to the Partnership when mailed to Black Creek Global Real Estate Fund of Funds, LP, 518 17th Floor, Denver, Colorado 80202, Attn: Howard J. Margolis, with a copy to Martha Feltenstein, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York City, NY 10036-6522 and to the Adviser when mailed to Dividend Capital Global Advisors LLC, 518 17th Street, 18th Floor, Denver, Colorado, 80202, Attn: Howard J. Margolis, with a copy to Vedder Price, P.C., 222 North LaSalle Street, Chicago, Illinois 60601, Attn: Deborah Eades.

10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

12. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

13. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

14. Third Party Beneficiaries; Successors; Assignment; and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Distributor, the Partnership, the Adviser and each Selling Agent who enters into a Selling Agent

Agreement with the Distributor and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Selling Agents to the extent set forth in Sections 1 and 6 hereof.

b. This Agreement may be amended by the written agreement of the Distributor, the Partnership and the Adviser.

15. Term. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice.

16. Confirmation. The Partnership hereby agrees and assumes the duty to confirm on its behalf and on behalf of Selling Agents who sell the Units all orders for purchase of Units accepted by the Partnership. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Partnership is advised of such laws in writing by the Distributor.

17. Suitability of Investors. The Distributor will offer Units, and in its agreements with Selling Agents will require that the Selling Agents offer Units, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Partnership and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. In offering Units, the Distributor will comply, and in its agreements with Selling Agents the Distributor will require that the Selling Agent comply, with the provisions of all applicable rules and regulations relating to suitability of investors.

18. Submission of Orders.

a. Those persons who purchase Units will be instructed by the Distributor or the Selling Agent to make their checks payable to “Dividend Capital Global Real Estate Fund of Funds, L.P.” The Distributor and any Selling Agent receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Distributor or Selling Agent which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 18. Transmittal of received investor funds will be made in accordance with the following procedures.

b. Where, pursuant to a Selling Agent’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Distributor by the end of the next business day following receipt by the Selling Agent for deposit to Dividend Capital Global Real Estate Fund of Funds, L.P.

c. Where, pursuant to a Selling Agent’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Selling Agent at the office of the Selling Agent conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such checks in care of the Distributor for deposit to Dividend Capital Global Real Estate Fund of Funds, L.P.

d. Where the Distributor is involved in the distribution process, checks will be transmitted by the Distributor for deposit to Dividend Capital Global Real Estate Fund of Funds, L.P. as soon as practicable, but in any event by the end of the second business day following receipt by the Distributor. Checks of rejected subscribers will be promptly returned to such subscribers.

[SIGNATURE CONTINUE ON THE FOLLOWING PAGES]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours, DIVIDEND CAPITAL GLOBAL REAL ESTATE FUND OF FUNDS, L.P.

By:
Howard J. Margolis, President
BLACK CREEK FOF ADVISOR LLC

By:
Howard J. Margolis, President

Accepted and agreed to as of the date first above written: DIVIDEND CAPITAL SECURITIES LLC

By:
Charles Murray, Principal